                                                                     EXHIBIT 1.2
Form 4
Secretary of State
WISCONSIN
10/93

                             ARTICLES OF AMENDMENT
                              STOCK (FOR PROFIT)

A.  Name of Corporation:   Artisan Funds, Inc.
                          ------------------------------------------------------
                             (prior to any change effected by this amendment)
                              --------
    Text of Amendment (Refer to the existing articles of incorporation and ----------------- instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

         RESOLVED, THAT, the articles of incorporation be amended as follows:

              See Rider A


B.  Amendment(s) adopted on   October  , 1995
                             ---------------------------------------------------
                                                    (date)

    Indicate the method of adoption by checking the appropriate choice below:

    (x)  In accordance with sec. 180.1002, Wis. Stats. (By the Board of
         Directors)

 OR

    ( ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

 OR

    ( ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.  Executed on behalf of the corporation on October   , 1995
                                             ----------------------------------
                                                       (date)

                                            /s/ Andrew A. Ziegler
                                           ------------------------------------
                                                     (signature)

                                            Andrew A. Ziegler
                                           ------------------------------------
                                                     (printed name)

                                            Chief Executive Officer
                                           ------------------------------------
                                                     (officer's title)

D.  This document was drafted by  Stacy H. Winick  Chicago, Illinois
                                 ----------------------------------------------
                                      (name of individual required by law)

                          FILING FEE - $40.00 OR MORE
     SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures
     -----------

                           Printed on Recycled Paper

(WISC. 47 - 7/25/94)
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                                                                         RIDER A

     RESOLVED that the Articles of Incorporation of Artisan Funds shall be amended as follows:

     Delete Section A. of Article IV and substitute in its place the following:

     "A. The Corporation is authorized to issue 50,000,000,000 shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                             Authorized Number
         Class                               of Shares
         -----                               ---------
         Artisan Small Cap Fund              5,000,000,000

         Artisan International Fund          5,000,000,000

         The remaining 40,000,000,000 shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph."